UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2012 (April 5, 2012)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Tenneco Inc. completed its cash tender offer for and redemption of its outstanding $250 million 8 1/8 percent Senior Notes due 2015 (the “2015 Notes”). The tender offer expired at 8:00 a.m., New York City time, on April 5, 2012. Including 2015 Notes purchased in connection with the early settlement of the related consent solicitation in March, Tenneco purchased a total of approximately $232 million in aggregate principal amount of 2015 Notes in the tender offer. On April 6, 2012, Tenneco redeemed the remaining approximately $18 million in aggregate principal amount of 2015 Notes that were not purchased in the tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: April 6, 2012	By:	/s/ James D. Harrington
James D. Harrington Senior Vice President, General Counsel and Corporate Secretary